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                                                                      EXHIBIT 12

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

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
                                                         JANUARY 1         JUNE 2            FOR THE SIX
                                                          THROUGH         THROUGH            MONTHS ENDED
                                                       JUNE 1, 2001    JUNE 30, 2001        JUNE 30, 2000
                                                       -------------   --------------       --------------
                                                       (PREDECESSOR)    (SUCCESSOR)         (PREDECESSOR)
Net income...........................................     $   81.3         $ 71.2              $  295.3
Provision for income taxes...........................         82.0           53.2                 181.5
                                                          --------         ------              --------
Earnings before provision for income taxes...........        163.3          124.4                 476.8
                                                          --------         ------              --------

Fixed charges:
  Interest and debt expense on indebtedness..........      1,022.7          161.8               1,202.8
  Minority interest in subsidiary trust holding
    solely
    debentures of the Company........................          8.0            1.6                   9.6
  Interest factor--one third of rentals on real and
    personal properties..............................          7.5            1.5                  11.1
                                                          --------         ------              --------
Total fixed charges..................................      1,038.2          164.9               1,223.5
                                                          --------         ------              --------

Total earnings before provision for income taxes
  and fixed charges..................................     $1,201.5         $289.3              $1,700.3
                                                          ========         ======              ========
Ratios of earnings to fixed charges..................        1.16x          1.75x                 1.39x

Ratios of earnings to fixed charges excluding
  goodwill
  amortization and non-recurring charges.............        1.41x          1.84x                 1.42x
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